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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan of Krause's Furniture, Inc. of our report dated March 28, 1997, except for Note 2, as to which the date is December 17, 1997, with respect to the consolidated financial statements and schedule of Krause's Furniture, Inc. included in its Annual Report (Form 10-K) for the year ended February 1, 1998, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Orange County, California
July 14, 1998